                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                           PEABODY ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                                                  (PEABODY LOGO)

March 29, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Peabody Energy Corporation, which will be held on Friday, May 3, 2002, at 10:00 A.M., local time, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri 63105.

     During this meeting, stockholders will vote on the election of three Class I Directors for three-year terms. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain complete details on this proposal and other matters. We also will be reporting on Peabody Energy's operations and responding to stockholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to the Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to stockholder.questions@peabodyenergy.com.

     Your participation in the affairs of Peabody Energy is important, regardless of the number of shares you hold. To insure your representation at the Annual Meeting, we encourage you to vote over the telephone or Internet or to complete and return the enclosed proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

     Thank you for your continued support of Peabody Energy. We look forward to seeing you on May 3.

                                          Very truly yours,

                                          /s/ IRL F. ENGELHARDT
                                          IRL F. ENGELHARDT
                                          Chairman & Chief Executive Officer

                           PEABODY ENERGY CORPORATION
                               701 MARKET STREET
                         ST. LOUIS, MISSOURI 63101-1826

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Peabody Energy Corporation (the "Company") will hold its Annual Meeting of Stockholders at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, on Friday, May 3, 2002, at 10:00 A.M., local time, to:

     - Elect three Class I Directors for three-year terms; and

     - Transact any other business that may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 15, 2002, as the record date for determining stockholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. If you own shares of Peabody Energy Corporation Common Stock as of that record date, you can vote those shares by completing and mailing the enclosed proxy card or by attending the Annual Meeting and voting in person. Stockholders of record also may submit their proxies electronically or by telephone as follows:

     - By visiting the website at HTTP://WWW.EPROXYVOTE.COM/BTU and following the voting instructions provided; or

     - By calling 1-877-PRX-VOTE (1-877-779-8683) in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

     An admittance card or other proof of ownership is required to attend the Annual Meeting. Please retain the top portion of your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask them for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your brokerage statement) to the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE BY TELEPHONE OR THE INTERNET, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU SO CHOOSE.

                                          /s/ FREDRICK D. PALMER
                                          FREDRICK D. PALMER
                                          Executive Vice President --
                                          Legal and External Affairs
                                          and Secretary

March 29, 2002

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING...      1
ELECTION OF DIRECTORS (PROXY ITEM NO. 1)....................      4
  Class I Director Nominees -- Terms Expiring in 2005.......      4
  Class II Directors -- Terms Expiring in 2003..............      4
  Class III Directors -- Terms Expiring in 2004.............      5
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES.....      6
  Compensation Committee....................................      6
  Executive Committee.......................................      6
  Audit Committee...........................................      7
  Report of the Audit Committee.............................      7
  Appointment of Independent Auditors and Fees..............      8
  Compensation of Directors.................................      8
OWNERSHIP OF COMPANY SECURITIES.............................      9
  Beneficial Owners of More Than Five Percent, Directors and
     Management.............................................      9
  Section 16(a) Beneficial Ownership Reporting Compliance...     10
EXECUTIVE COMPENSATION......................................     10
  Summary Compensation Table................................     10
  Option Grants in Nine-Month Period Ended December 31,
     2001...................................................     11
  Aggregated Option Exercises in Nine-Month Period Ended
     December 31, 2001 and December 31, 2001 Option
     Values.................................................     12
  Long-Term Incentive Plans -- Awards in Nine-Month Period
     Ended December 31, 2001................................     12
  Pension Benefits..........................................     12
  Employment Agreements.....................................     13
  Report of the Compensation Committee......................     14
  Compensation Committee Interlocks and Insider
     Participation..........................................     17
RELATED PARTY TRANSACTIONS..................................     17
  Transactions With Affiliates of Lehman Brothers...........     17
  Transactions With Management..............................     18
STOCK PERFORMANCE GRAPH.....................................     19
ADDITIONAL INFORMATION......................................     19
  Information About Stockholder Proposals...................     19
  Costs of Solicitation.....................................     20
OTHER BUSINESS..............................................     20
EXHIBIT A -- AUDIT COMMITTEE CHARTER........................     21

                           PEABODY ENERGY CORPORATION
                                PROXY STATEMENT
                                    FOR THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:  WHY DID I RECEIVE THIS PROXY STATEMENT?

A: Because you are a stockholder of Peabody Energy Corporation as of the record date and are entitled to vote at the 2002 Annual Meeting of Stockholders, the Board of Directors is soliciting your proxy to vote at the meeting.

    This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and proxy card were first mailed to stockholders on or about March 29, 2002.

Q:  WHAT AM I BEING ASKED TO VOTE ON?

A:  You are being asked to vote on the following item:

    - Election of three Class I Directors for terms of three years, including Roger H. Goodspeed, Felix P. Herlihy and James R. Schlesinger, PhD.

Q:  WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

A: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I DIRECTOR NOMINEES.

Q:  WILL ANY OTHER MATTERS BE VOTED ON?

A: We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed or voted proxy gives authority to Irl F. Engelhardt, Richard M. Whiting and Fredrick D. Palmer to vote on such matters in their discretion.

Q:  WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on March 15, 2002 are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. As of March 15, 2002, there were 52,020,274 shares of Common Stock outstanding.

Q:  HOW DO I VOTE?

A: If you are a stockholder of record or hold stock through the Peabody Holding Company, Inc. Employee Retirement Account (or other 401(k) plans sponsored by the Company or its subsidiaries), you may vote using any of the following methods:

    - Via the Internet, by going to the website http://eproxyvote.com/btu and following the instructions for Internet voting on your proxy card;

    - If you reside in the United States, Canada or Puerto Rico, by dialing 1-877-PRX-VOTE (1-877-779-8683) and following the instructions for telephone voting on your proxy card;

    - By completing and mailing your proxy card; or

    - By casting your vote in person at the Annual Meeting.

    If you return your signed proxy card or vote by Internet or telephone, your shares will be voted as you indicate. If you return your proxy card but do not indicate your voting preferences, the proxies will vote your shares FOR the election of the Class I Director nominees named in this Proxy Statement.

    If your shares are held in a brokerage account in your broker's name (also known as "street name"), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by Internet or telephone. If you provide specific voting instructions by mail, telephone or Internet, your broker or nominee will vote your shares as you have directed. Please note that shares in the Peabody Energy Corporation Employee Stock Purchase Plan are held in street name by A. G. Edwards, the plan administrator.

    Ballots will be passed out during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold your shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

Q:  CAN I CHANGE MY VOTE?

A: Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

    - Submitting a valid, later-dated proxy;

    - Notifying the Company's Secretary in writing that you have revoked your proxy; or

    - Completing a written ballot at the Annual Meeting.

Q:  IS MY VOTE CONFIDENTIAL?

A: Yes. All proxies, ballots and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to the Company's directors, officers or employees, except in limited circumstances, including (i) when disclosure is mandated by law; (ii) during any contested solicitation of proxies; or (iii) when written comments by a stockholder appear on a proxy card or other voting material.

Q:  WHAT WILL HAPPEN IF I DO NOT VOTE MY SHARES?

A: If your shares are held in street name, your broker may vote your shares on those proposals where it has discretion to vote. Brokers and banks are allowed to vote shares held on behalf of beneficial owners who do not provide voting instructions at least ten days before the Annual Meeting, provided such votes relate to matters deemed "routine" by the New York Stock Exchange. The proposal specified in the Notice of Annual Meeting and this Proxy Statement is considered "routine" under New York Stock Exchange rules.

    On non-routine matters, brokers and other nominees cannot vote without instructions from the beneficial owner, resulting in so-called "broker non-votes." Broker non-votes have no effect on the outcome of any matters specified in the Notice of Annual Meeting of Stockholders and this Proxy Statement.

Q: HOW WILL MY COMPANY STOCK IN THE PEABODY HOLDING COMPANY, INC. EMPLOYEE RETIREMENT ACCOUNT OR OTHER 401(K) PLANS SPONSORED BY THE COMPANY OR ITS SUBSIDIARIES BE VOTED?

A: The plan trustee, Vanguard Fiduciary Trust Company, will vote your shares in accordance with your instructions if you send in a completed proxy card or vote by telephone or the Internet. The plan trustee will vote allocated shares of Company Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.

Q:  HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A: Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, "withhold" votes and broker non-votes also will be counted in determining whether a quorum exists, but will not be counted as votes cast.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

A: In the election of directors, the three nominees receiving the highest number of "FOR" votes will be elected.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:  WHO CAN ATTEND THE ANNUAL MEETING?

A: All Peabody Energy Corporation stockholders as of the close of business on March 15, 2002 may attend the Annual Meeting.

Q:  WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A: If you are a stockholder of record or a participant in the Peabody Holding Company, Inc. Employee Retirement Account (or other 401(k) plans sponsored by the Company or its subsidiaries), your admission card is attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

    If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We plan to announce preliminary voting results at the Annual Meeting and to publish final results in our Quarterly Report on SEC Form 10-Q for the Quarter Ended June 30, 2002.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     In accordance with the terms of the Company's certificate of incorporation, the Board of Directors is divided into three classes, with each class serving a staggered three-year term. At this Annual Meeting, the terms of current Class I Directors will expire. The terms of Class II Directors and Class III Directors will expire at the Annual Meetings to be held in 2003 and 2004, respectively.

     The Board of Directors has nominated the following individuals for election as Class I Directors with terms expiring in 2005: Roger H. Goodspeed, Felix P. Herlihy and James R. Schlesinger, PhD. Each of the nominees is currently serving as a director of the Company. All nominees have consented to serve for the new term. Should any one or more of the nominees become unavailable for election, your proxy authorizes us to vote for such other persons, if any, as the Board of Directors may recommend.

              CLASS I DIRECTOR NOMINEES -- TERMS EXPIRING IN 2005

     ROGER H. GOODSPEED, age 51, has been a director of the Company since 1998. He is also a Managing Director of Lehman Brothers Inc., an investment banking firm. He joined Lehman Brothers in 1974 and attained his current position as Managing Director in 1984. In 1994, Mr. Goodspeed became Chairman of Citizens Lehman Power, an electric power marketing joint venture 50% owned by Lehman Brothers, and continued in that role until the joint venture was sold to The Energy Group in 1997 and changed its name to Citizens Power LLC. Mr. Goodspeed served on the Board of Directors of Citizens Power LLC from 1997 until 2000 when it was sold to Edison Mission Energy.

     FELIX P. HERLIHY, age 42, has been a director of the Company since July 2001. He is also a Managing Director of Lehman Brothers Inc., an investment banking firm, and a principal of the firm's Merchant Banking Group. He joined Lehman Brothers in 1986 and attained his current position as Managing Director in 1999.

     JAMES R. SCHLESINGER, PhD, age 73, has been a director of the Company since December 2001. He is Chairman of the Board of Trustees of MITRE Corporation, a not-for-profit corporation that provides systems engineering, research and development and information technology support to the government, a position he has held since 1985. Dr. Schlesinger also serves as Senior Advisor and Consultant to Lehman Brothers Inc., a role he has held since 1980, and as Counselor to the Center for Strategic and International Studies. Dr. Schlesinger has served as U.S. Secretary of Energy (1977 to 1979), Chairman of the U.S. Atomic Energy Commission (1971 to 1973), Director of the Central Intelligence Agency (1973) and U.S. Secretary of Defense (1973 to 1975). Other past positions include Assistant Director of the Office of Management and Budget, Director of Strategic Studies at the Rand Corporation, Associate Professor of Economics at the University of Virginia and consultant to the Federal Reserve Board of Governors. Dr. Schlesinger is also a director of Seven Seas Petroleum Inc.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I DIRECTOR NOMINEES NAMED ABOVE.

                  CLASS II DIRECTORS -- TERMS EXPIRING IN 2003

     WILLIAM E. JAMES, age 56, has been a director of the Company since July 2001. Since July 2000, Mr. James has been Founding Partner of RockPort Capital Partners LLC, a venture fund specializing in the energy and environmental technology sectors. He is also Chairman of RockPort Group, an international oil trading and banking company. Prior to joining RockPort, Mr. James co-founded and served as Chairman and Chief Executive Officer of Citizens Power LLC, the nation's first power marketer. He also co-founded the non-profit Citizens Energy Corporation and served as the Chairman and Chief Executive Officer of Citizens Corporation, its for-profit subsidiary, from 1987 to 1996.

     HENRY E. LENTZ, age 57, has been a director of the Company since 1998. He is also a Managing Director of Lehman Brothers Inc., an investment banking firm, and a principal of the firm's Merchant Banking Group. Mr. Lentz joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc. In 1993, he returned to Lehman

Brothers as a Managing Director and, prior to joining the Merchant Banking Group, served as head of the firm's worldwide energy practice. Mr. Lentz is also a director of Rowan Companies, Inc. and Consort Holdings plc.

     BLANCHE M. TOUHILL, PhD, age 70, has been a director of the Company since December 2001. She is also Chancellor and Professor of History and Education at the University of Missouri -- St. Louis, a position she has held since 1991. Prior to her appointment as Chancellor, Dr. Touhill held the positions of Vice Chancellor for Academic Affairs and Interim Chancellor at the University of Missouri -- St. Louis. Dr. Touhill also has served on the Board of Directors of Trans World Airlines. She holds bachelor's and doctoral degrees in history and a master's degree in geography from St. Louis University.

     RICHARD M. WHITING, age 47, has been a director of the Company since 1998. He is also President and Chief Operating Officer of the Company, a position he has held since 1998. Previously, Mr. Whiting served as President of Peabody COALSALES Company from 1992 to 1998. He joined a predecessor of the Company in 1976 and has held a number of operations, sales and engineering positions both at the corporate offices and at field locations. Mr. Whiting is currently Chairman of the Bituminous Coal Operators' Association, Chairman of the National Mining Association's Safety and Health Committee and a member of the National Coal Council.

                 CLASS III DIRECTORS -- TERMS EXPIRING IN 2004

     BERNARD J. DUROC-DANNER, PhD, age 48, has been a director of the Company since July 2001. He is Chairman, President and Chief Executive Officer of Weatherford International, Inc., one of the world's largest oilfield services companies, a position he has held since 1998. From 1991 to 1998, Dr. Duroc-Danner served as President and Chief Executive Officer of EVI, Inc., an oilfield service and equipment provider that merged with Weatherford Enterra, Inc. in 1998. Previously, Dr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil, Inc. He is also Chairman of the Board and a director of Grant Prideco, Inc., and he serves as a director of Parker Drilling Company, Cal-Dive International, Inc., Dresser, Inc. and Universal Compression Holdings, Inc.

     IRL F. ENGELHARDT, age 55, has been a director of the Company since 1998. He is Chairman and Chief Executive Officer of the Company, a position he has held since 1998. He served as Chief Executive Officer of a predecessor of the Company from 1990 to 1998. He also served as Chairman of a predecessor of the Company from 1993 to 1998 and as President from 1990 to 1995. Since joining a predecessor of the Company in 1979, he has held various officer level positions in the executive, sales, business development and administrative areas, including serving as Chairman of Peabody Resources Ltd. (Australia) and Chairman of Citizens Power LLC. Mr. Engelhardt also served as Co-Chief Executive Officer and executive director of The Energy Group from February 1997 to May 1998, Chairman of Cornerstone Construction & Materials, Inc. from September 1994 to May 1995 and Chairman of Suburban Propane Company from May 1995 to February 1996. He also served as a director and Group Vice President of Hanson Industries from 1995 to 1996. Mr. Engelhardt is Co-Chairman of the Coal Utilization Research Council, Co-Chairman of the Coal Based Generators Stakeholders Group and past Chairman of the National Mining Association and the Coal Industry Advisory Board of the International Energy Agency. He is also a director of U.S. Bank, N.A.

     WILLIAM C. RUSNACK, age 57, has been a director of the Company since January 2002. From 1998 to February 2002, he was President and Chief Executive Officer of Premcor Inc., one of the largest independent oil refiners in the United States. Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During a 31-year career at ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning. He is also a director of Sempra Energy.

     ALAN H. WASHKOWITZ, age 61, has been a director of the Company since 1998. He is also a Managing Director of Lehman Brothers Inc. and head of the firm's Merchant Banking Group, responsible for oversight of Lehman Brothers Merchant Banking Partners II L.P. Mr. Washkowitz joined Kuhn Loeb & Co. in 1968 and became a general partner of Lehman Brothers in 1978 when it acquired Kuhn Loeb & Co. Prior to joining the Merchant Banking Group, he headed Lehman Brothers' Financial Restructuring Group. He is also a director of CP Kelco ApS, L-3 Communications Corporation and K&F Industries, Inc.

            INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met six times in 2001. The Board also has appointed three standing committees from among its members to assist it in carrying out its obligations. In 2001, each director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served that were held during his or her tenure as director. A description of each committee and its current membership follows:

                             COMPENSATION COMMITTEE

     Members: Henry E. Lentz, Blanche M. Touhill, PhD and Alan H. Washkowitz

     The Compensation Committee met one time during 2001. The primary responsibilities of the Compensation Committee are as follows:

     - To review key employee compensation policies, plans and programs;

     - To monitor performance and compensation of the Company's employee-directors, officers and other key employees;

     - To prepare recommendations and periodic reports to the Board of Directors concerning these matters; and

     - To administer the Company's annual and long-term incentive programs.

     The Compensation Committee is comprised solely of directors who are not employed by the Company. A separate Report of the Compensation Committee on Executive Compensation is set forth at pages 14 through 17 of this Proxy Statement.

                              EXECUTIVE COMMITTEE

     Members: Irl F. Engelhardt (Chairman), Henry E. Lentz and Alan H.
Washkowitz

     The Executive Committee met two times during 2001. When the Board of Directors is not in session, the Executive Committee will have all of the power and authority as delegated by the Board of Directors, except with respect to:

     - Amending the Company's certificate of incorporation and bylaws;

     - Adopting an agreement of merger or consolidation;

     - Recommending to stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

     - Recommending to stockholders a dissolution of the Company or revocation of any dissolution;

     - Declaring a dividend; and

     - Issuing stock.

                                AUDIT COMMITTEE

     Members: William C. Rusnack (Chairman), Bernard J. Duroc-Danner, PhD, and James R. Schlesinger, PhD

     The Audit Committee met five times during 2001. The primary responsibilities of the Audit Committee are as follows:

     - To recommend the firm of independent external auditors for appointment by the Board of Directors;

     - To meet with the Company's financial management, internal audit management and independent external auditors to review matters relating to the Company's internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the external auditors and other matters relating to the Company's financial condition;

     - To review the Company's annual report to stockholders, proxy materials, quarterly report on Form 10-Q and annual report on Form 10-K for filing with the Securities and Exchange Commission; and

     - To report to the Board of Directors periodically any recommendations the Audit Committee may have with respect to the foregoing matters.

     The Audit Committee is comprised solely of independent directors, as required by New York Stock Exchange rules, and operates under a written charter that has been adopted by the entire Board of Directors. A copy of the Audit Committee charter is attached as Exhibit A to this Proxy Statement.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the nine-month period ended December 31, 2001 with management and Ernst & Young LLP, the Company's independent external auditor. Management is responsible for the Company's internal controls, financial reporting processes and financial statements, while Ernst & Young is responsible for expressing an opinion on the Company's financial statements in accordance with generally accepted accounting principles.

     The Audit Committee reviewed with Ernst & Young the overall scope and plans for their audit of the Company's financial statements. The Audit Committee also discussed with Ernst & Young matters relating to the quality and acceptability of the Company's accounting principles, as applied in its financial reporting processes, as required by Statement of Auditing Standards (SAS) No. 61 and SAS No. 90. In addition, the Audit Committee reviewed and discussed with Ernst & Young the auditor's independence from management and the Company, as well as the matters included in written disclosures received from Ernst & Young as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. As part of its review, the Audit Committee reviewed fees paid to Ernst & Young and considered whether Ernst & Young's performance of non-audit services for the Company was compatible with the auditor's independence. During the nine-month period ended December 31, 2001, Ernst & Young performed internal audit services in addition to expressing an opinion on the Company's financial statements. The Audit Committee recently decided that the internal audits and external audits would be performed by separate firms as soon as practicable.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the nine months ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          MEMBERS OF THE AUDIT COMMITTEE:

                                          WILLIAM C. RUSNACK, CHAIRMAN
                                          BERNARD J. DUROC-DANNER, PhD
                                          JAMES R. SCHLESINGER, PhD

                  APPOINTMENT OF INDEPENDENT AUDITORS AND FEES

     Ernst & Young LLP served as the Company's independent auditors for the nine months ended December 31, 2001 and has been appointed to serve in that capacity again for fiscal 2002. The Board of Directors anticipates that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

     The following fees were paid to Ernst & Young for services rendered during the nine months ended December 31, 2001:

     - Audit Fees: $529,000 for services rendered for the audit of the Company's financial statements and reviews of SEC Forms 10-Q and 10-K.

     - Financial Information Systems Design and Implementation Fees: No fees were paid for services rendered in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

     - All Other Fees: $1,189,000 for audit related services including financial due diligence procedures associated with registration statements and mergers and acquisitions, internal audit services, litigation support services, and audits of benefit plans; $996,000 for other services including tax compliance and consulting services and health care advisory services.

                           COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or Lehman Brothers receive no additional pay for serving as directors. Each director who is not an employee of the Company or Lehman Brothers (a "non-employee director") is paid an annual cash retainer of $30,000. Committee chairpersons receive an additional $3,500 annual cash retainer. Each non-employee director also receives a fee of $1,500 for each day that he or she attends Board and/or committee meetings. The Company pays the travel and accommodation expenses of directors to attend meetings and other corporate functions.

     Non-employee directors receive options to purchase 1,000 shares of Company Common Stock and a grant of restricted stock valued at $50,000 when they are first elected to the Board of Directors. Non-employee directors also receive annual stock option grants valued at $25,000 (based on Black-Scholes methodology). The shares subject to the restricted stock awards vest after three years if the recipient continues to serve on the Board of Directors. All non-employee director stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. These options vest in one-third increments over three years and expire ten years after grant. In the event of a change of control of the Company, any previously unvested options will vest and all restrictions related to the restricted stock awards will lapse.

                        OWNERSHIP OF COMPANY SECURITIES

     The following table sets forth information as of March 1, 2002 with respect to persons or entities who are known to beneficially own more than 5% of the Company's outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table on page 10 of this Proxy Statement, and all directors and executive officers as a group.

                  BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT,
                            DIRECTORS AND MANAGEMENT

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNERSHIP(1)(2)     CLASS(3)
------------------------------------                          -----------------   ----------
Lehman Brothers Merchant Banking Partners II L.P. and
  affiliates................................................     29,399,994          56.5%
  c/o Lehman Brothers Holdings Inc.
  745 Seventh Avenue, 25th Floor
  New York, New York 10019
Co-Investment Partners, L.P. ...............................      2,693,400           5.2
  c/o Lexington Partners Inc.
  660 Madison Avenue, 23rd Floor
  New York, New York 10021
Bernard J. Duroc-Danner.....................................          1,880             *
Irl F. Engelhardt...........................................        640,455           1.2
Roger H. Goodspeed(4).......................................             --             *
Felix P. Herlihy(4).........................................             --             *
William E. James............................................         65,780             *
Henry E. Lentz(4)...........................................             --             *
Richard A. Navarre..........................................        195,497             *
William C. Rusnack..........................................          1,908             *
James R. Schlesinger........................................          1,912             *
Blanche M. Touhill..........................................          1,912             *
Paul H. Vining..............................................        221,995             *
Roger B. Walcott, Jr. ......................................        226,569             *
Alan H. Washkowitz(4).......................................             --             *
Richard M. Whiting..........................................        226,115             *
All directors and executive officers as a group (17
  people)...................................................      1,900,162           3.6

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2002, as follows: Mr. Engelhardt, 379,276; Mr. Navarre, 120,848; Mr. Vining, 133,685; Mr. Walcott, 139,141; Mr. Whiting, 139,141;
    Mr. James, 46,900; and all directors and executive officers as a group, 1,161,847.

(3) Asterisk (*) indicates that the applicable person owns less than one percent of the outstanding shares.

(4) Messrs. Goodspeed, Herlihy, Lentz and Washkowitz are Managing Directors of Lehman Brothers, Inc. Mr. Washkowitz is the head of Lehman Brothers Merchant Banking and Messrs. Lentz and Herlihy are principals of Lehman Brothers Merchant Banking. Messrs. Goodspeed, Herlihy, Lentz and Washkowitz disclaim beneficial ownership of the shares held or controlled by these entities or their affiliates.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's executive officers and directors and persons beneficially holding more than ten percent of the Company's Common Stock are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. To the best of the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the period commencing with the Company's initial public offering on May 21, 2001 and ending December 31, 2001, all such required reports were timely filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for their service to the Company during the nine-month period ended December 31, 2001 and the fiscal years ended March 31, 2001, March 31, 2000, and March 31, 1999. Effective December 31, 2001, the Company changed its fiscal year-end from March 31 to December 31.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                  -------------------------------------------------
                                            ANNUAL COMPENSATION   RESTRICTED   SECURITIES
                                FISCAL      -------------------     STOCK      UNDERLYING     LTIP      ALL OTHER
                                PERIOD      SALARY      BONUS       AWARDS      OPTIONS     PAYMENTS   COMPENSATION
NAME AND PRINCIPAL POSITION   ENDED(1)(2)     ($)      ($)(3)     (#)(4)(5)      (#)(6)      ($)(7)       ($)(8)
---------------------------   -----------   -------   ---------   ----------   ----------   --------   ------------
Irl F. Engelhardt...........    12/31/01    543,750   1,270,895         --       38,839          --       63,227
  Chairman, Chief Executive      3/31/01    700,000   1,050,000         --       64,019          --       56,434
  Officer and Director           3/31/00    700,000     875,000         --           --          --       51,525
                                 3/31/99    681,264     700,000    216,495      699,797     441,240       23,998

Richard M. Whiting..........    12/31/01    318,750     412,590         --       15,179          --       35,628
  President, Chief Operating     3/31/01    400,000     600,000         --       22,696          --       31,630
  Officer and Director           3/31/00    400,000     500,000         --           --          --       28,662
                                 3/31/99    385,834     400,000     72,164      251,759     168,051       12,238

Roger B. Walcott, Jr........    12/31/01    300,000     490,720         --       14,286          --       32,465
  Executive Vice
    President --                 3/31/01    350,000     525,000         --       22,696          --       27,530
  Corporate Development          3/31/00    350,000     437,500     72,164           --          --       24,955
                                 3/31/99    291,667     350,000         --      251,759          --        8,374

Richard A. Navarre..........    12/31/01    225,000     451,520         --       10,714          --       23,720
  Executive Vice President       3/31/01    250,000     406,250         --       55,084          --       19,615
  and Chief Financial
    Officer                      3/31/00    233,750     343,750         --           --          --       17,203
                                 3/31/99    220,000     220,000     54,124      188,863      45,030        6,824

Paul H. Vining..............    12/31/01    225,000     390,256         --       10,714          --       24,834
  Executive Vice
    President --                 3/31/01    262,500     517,624     36,971      148,698          --       20,820
  Sales and Trading              3/31/00    208,120     293,540      9,936       76,861          --       15,536
                                 3/31/99    190,000     172,765      7,217       49,000          --        5,962

---------------

(1) Due to a change in the Company's fiscal year-end, amounts shown for the period ended December 31, 2001 relate to the nine-month fiscal period ended December 31, 2001.

(2) Amounts shown for the fiscal year ended March 31, 1999 include compensation paid by a predecessor company for the period April 1, 1998 through May 18, 1998.

(3) Amounts for the nine months ended December 31, 2001 include special bonuses paid with respect to the Company's initial public offering and prorated annual incentive bonuses paid for the nine-month period.

(4) Represents number of shares of Common Stock granted to executives during the periods shown, after reflecting the 1.4-for-one split in 2001. In addition, shares purchased by Mr. Walcott during the fiscal year ended March 31, 1999 were converted to granted shares during the fiscal year ended March 31, 2000.

(5) As of December 31, 2001, the values of the shares reported in this column were as follows: Mr. Engelhardt, $6,102,994; Mr. Whiting, $2,034,303; Mr. Walcott, $2,034,303; Mr. Navarre, $1,525,756; and Mr. Vining, $1,525,756.
    Dividends are paid on these shares on an ongoing basis at the same rate as paid to all holders of Common Stock.

(6) Represents number of shares of Common Stock underlying options.

(7) Represents certain long-term incentive payments earned during the fiscal year that relate to a predecessor company's compensation plans.

(8) Represents annual matching contributions and performance contributions to qualified and non-qualified savings and investment plans and group term life insurance.

     The following table sets forth information concerning the grant of stock options to each of the Company's executive officers listed on the Summary Compensation Table above during the nine months ended December 31, 2001. The exercise price for all options granted is equal to the fair market value of the Company's Common Stock on the date of grant.

           OPTION GRANTS IN NINE-MONTH PERIOD ENDED DECEMBER 31, 2001

                                          INDIVIDUAL GRANTS
                                -------------------------------------
                                NUMBER OF    PERCENT OF                 POTENTIAL REALIZABLE VALUE AT ASSUMED
                                SECURITIES    OPTIONS                        ANNUAL RATES OF STOCK PRICE
                                UNDERLYING   GRANTED TO                      APPRECIATION FOR OPTION TERM
                                 OPTIONS     EMPLOYEES    EXERCISE OR   --------------------------------------
                                 GRANTED     IN FISCAL    BASE PRICE     EXPIRATION
NAME                              (#)(1)       PERIOD      ($/SHARE)        DATE         5%($)       10%($)
----                            ----------   ----------   -----------   ------------   ---------   -----------
Irl F. Engelhardt.............    38,839      6.4%           28.00         5/21/11      683,918     1,733,182
Richard M. Whiting............    15,179      2.5%           28.00         5/21/11      267,288       677,360
Roger B. Walcott, Jr..........    14,286      2.4%           28.00         5/21/11      251,563       637,510
Richard A. Navarre............    10,714      1.8%           28.00         5/21/11      188,663       478,110
Paul H. Vining................    10,714      1.8%           28.00         5/21/11      188,663       478,110

---------------

(1) Other material terms of these options are described under the caption "Stock Options" in the Report of the Compensation Committee on page 15 of this Proxy Statement.

     The following table sets forth the number and value of securities underlying unexercised options held by each of the Company's executive officers listed on the Summary Compensation Table above as of December 31, 2001. None of the Company's executive officers exercised any options during the nine months ended December 31, 2001.

             AGGREGATED OPTION EXERCISES IN NINE-MONTH PERIOD ENDED
            DECEMBER 31, 2001 AND DECEMBER 31, 2001 OPTION VALUES(1)

                                        NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                       AS OF DECEMBER 31, 2001               AS OF DECEMBER 31, 2001
                                 -----------------------------------   -----------------------------------
NAME                             EXERCISABLE(#)     UNEXERCISABLE(#)   EXERCISABLE($)     UNEXERCISABLE($)
----                             --------------     ----------------   --------------     ----------------
Irl F. Engelhardt..............     379,276             423,379          5,271,936           5,352,485
Richard M Whiting..............     139,141             150,493          1,934,060           1,883,749
Roger B. Walcott, Jr...........     139,141             149,600          1,934,060           1,883,579
Richard A. Navarre.............     120,848             133,812          1,679,787           1,713,098
Paul H. Vining.................     133,685             151,589          1,858,222           1,960,198

---------------

(1) Values are calculated based on the closing price of Peabody Energy Corporation Common Stock on December 31, 2001 (i.e., $28.19 per share) less the applicable exercise price.

     The following table sets forth information concerning the grant of performance units to each of the Company's executive officers listed on the Summary Compensation Table above during the nine months ended December 31, 2001. The performance period with respect to such awards is May 21, 2001 through December 31, 2003.

                           LONG-TERM INCENTIVE PLANS
              AWARDS IN NINE-MONTH PERIOD ENDED DECEMBER 31, 2001

                                                   NUMBER OF SHARES, UNITS   PERFORMANCE OR OTHER PERIOD
NAME                                                OR OTHER RIGHTS(#)(1)    UNTIL MATURATION OR PAYOUT
----                                               -----------------------   ---------------------------
Irl F. Engelhardt................................          16,627                5/21/01 - 12/31/03
Richard M. Whiting...............................           6,498                5/21/01 - 12/31/03
Roger B. Walcott, Jr.............................           6,116                5/21/01 - 12/31/03
Richard A. Navarre...............................           4,587                5/21/01 - 12/31/03
Paul H. Vining...................................           4,587                5/21/01 - 12/31/03

---------------

(1) Other material terms of these performance units are described under the caption "Performance Units" in the Report of the Compensation Committee on page 16 of this Proxy Statement.

                                PENSION BENEFITS

     The Company's Salaried Employees Retirement Plan, or pension plan, is a "defined benefit" plan. The pension plan provides a monthly annuity to salaried employees when they retire. A salaried employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

     An individual's retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the "covered compensation limit" multiplied by the employee's years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the "covered compensation limit" multiplied by the employee's years of service, not to exceed 35 years.

     The Company announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of the employee at December 31, 2000:
(1) employees age 50 or older will continue to accrue service at 100%; (2) employees between the ages of 45 and 49 or under age 45 with 20 years or more of service will accrue service at the rate of 50% for each year of service worked after December 31, 2000; and (3) employees under age 45 with less than 20 years of service will have their pension benefits frozen. In all cases, final average earnings for retirement purposes will be capped at December 31, 2000 levels.

     The estimated annual pension benefits payable upon retirement at age 62, the normal retirement age, for the Chief Executive Officer and the other named executive officers are as follows:

Irl F. Engelhardt...........................................  $490,008
Richard M. Whiting..........................................   264,786
Roger B. Walcott, Jr. ......................................    24,663
Richard A. Navarre..........................................    37,993
Paul H. Vining..............................................    61,170

     The Company has one supplemental defined benefit retirement plan that provides retirement benefits to executives whose pay exceeds legislative limits for qualified defined benefit plans.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the named executive officers and with certain other key executives. The Chief Executive Officer's employment agreement provides for a three-year term that extends day-to-day so that there is at all times a remaining term of three years. Other executives' employment agreements have either one-year or two-year terms which extend day-to-day so that there is at all times a remaining term of one or two years, respectively. Following a termination without cause or resignation for good reason, the Chief Executive Officer is entitled to a lump sum payment equal to three years' base salary and three times the higher of (1) his target annual bonus or (2) the average of the actual annual bonuses paid to him in the three prior years. The Chief Executive Officer is also entitled to a one-time prorated bonus for the year of termination (based on the Company's actual performance multiplied by a fraction, the numerator of which is the number of business days the Chief Executive Officer was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when bonuses, if any, are paid to other executives. The Chief Executive Officer will also receive qualified and nonqualified pension, life insurance, medical and other benefits for three years. The other key executives are entitled to the following benefits, payable in equal installments over one or two years: (1) one or two times base salary and (2) one or two times the higher of (A) the target annual bonus or (B) the average of the actual annual bonuses paid in the three prior years. In addition, the other executives are entitled to
(1) a one-time prorated bonus for the year of termination (based on the Company's actual performance multiplied by a fraction, the numerator of which is the number of business days the executive officer was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when bonuses, if any, are paid to the Company's other executives, and (2) qualified and nonqualified pension, life insurance, medical and other benefits for the one or two-year period, as applicable, following termination. However, the Company is not obligated to provide any benefits under tax qualified plans that are not permitted by the terms of each plan or by applicable law or that could jeopardize the plan's tax status. Continuing benefit coverage will terminate to the extent an executive (including the Chief Executive Officer) is offered or obtains comparable coverage from any other employer. The employment agreements provide for confidentiality during and following employment, and include a noncompetition and nonsolicitation agreement that is effective during and for one year following employment. If an executive (including the Chief Executive Officer) breaches any of his or her confidentiality, noncompetition or nonsolicitation agreements, the executive will forfeit any unpaid amounts or benefits. To the extent that excise taxes are incurred by an executive (including the Chief Executive Officer) as a result of "excess parachute payments," as defined by

IRS regulations, the Company will pay additional amounts up to $10 million, in the aggregate, so that executives would be in the same financial condition as if the excise taxes were not incurred.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is comprised entirely of non-employee directors and has the responsibility for reviewing and approving changes to the Company's executive compensation policies and programs. The Compensation Committee also approves all compensation payments to the Chief Executive Officer and the other named executive officers, including annual and long-term incentive awards.

  COMPENSATION PHILOSOPHY

     The fundamental objective of the Company's executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and stockholder value.

     The Company's compensation program is based on the following policies and objectives:

     - Programs will have a clear link to stockholder value.

     - Programs will be designed to support achievement of the Company's business objectives.

     - Total compensation opportunities will be established at levels which are competitive with marketplace practices and other pertinent criteria, taking into account such factors as executive performance, level of experience and retention value.

     - Variable incentive pay will constitute a significant portion of each executive's compensation.

     - Incentive pay will be designed to:

          - Reflect company-wide, business unit and individual performance, based on each individual's position and level; and

          - Incorporate "absolute" (internal) and "relative" (external) performance measures.

     - Programs will be communicated so that participants understand how their decisions affect business results and their compensation.

     With these policies and objectives in mind, the Compensation Committee has designed a pay structure for the named executive officers that incorporates three key components: base salary, annual incentive payments, and long-term incentive compensation consisting of stock options and performance units.

  COMPENSATION PROGRAM COMPETITIVENESS STUDY

     Prior to the Company's initial public offering in May 2001, the Compensation Committee commissioned an in-depth compensation analysis conducted by an independent third party to determine whether the Company's executive compensation programs were consistent with those of other publicly held companies of similar size and in a similar industry. The Compensation Committee will continue to periodically review the Company's executive compensation programs to ensure that such programs remain competitive and continue to meet their objectives.

  ANNUAL BASE SALARY

     Based upon the above-referenced study, the Compensation Committee established the base salaries of the Company's executive officers to ensure competitiveness in the marketplace. The Compensation Committee will continue to review the base salaries of the named executive officers to ensure salaries continue to reflect marketplace practices and take into account performance, experience and retention value.

  ANNUAL INCENTIVE PLAN

     The Company's annual incentive compensation plan provides opportunities for key executives to earn annual cash incentive payments tied to the successful achievement of pre-established objectives.

     All annual incentive plan participants are assigned threshold, target and maximum incentive percentages. If performance does not meet the threshold level, no incentive is earned. At threshold levels, the incentive that can be earned generally equals 50% of the target incentive. The target incentive represents the level of compensation that is considered to be required to stay competitive with the desired pay position in the market. Target incentive payments generally are received for achieving budgeted financial goals and meeting personal performance goals. Maximum incentive payments generally are received when both budgeted financial and personal performance goals are significantly exceeded. A participant's annual incentive opportunity is based upon his or her level of participation in the incentive plan. The incentive opportunity increases based upon an executive's potential to affect operations or profitability.

     Awards for corporate employees, including the Chief Executive Officer, are based on achievement of corporate and individual performance goals. Awards to operating employees are based on achievement of a combination of corporate, business unit (including safety) and individual performance goals. Achievement of corporate performance is determined by comparing the Company's actual performance against objective and subjective performance measures, which are established by the Compensation Committee at the beginning of each calendar year. In 2001, these performance measures for the named executive officers and their relative weightings were as follows:

     - 60% -- earnings before interest, taxes, depreciation, and amortization (EBITDA);

     - 20% -- return on invested capital (ROIC); and

     - 20% -- individual performance.

     All award payments to the named executive officers are subject to the review and approval of the Compensation Committee.

  2001 INCENTIVE PAYMENTS

     For the nine months ended December 31, 2001, the Company awarded annual incentive payments to the Chief Executive Officer and the other four named executive officers, as reflected in the bonus column of the summary compensation table. Other eligible executives were paid under the same annual incentive plan. Annual incentive payouts for 2001 were based on the Company's achievement of 114% of its EBITDA target and 136% of its ROIC target. These cash awards are intended to link executive performance, annual performance measures and long-term stockholder value.

  LONG-TERM INCENTIVES

     The Compensation Committee has determined that a long-term incentive opportunity will be made available to each of the Company's named executive officers through annual awards of stock options and performance units. The targeted value of these awards generally is split equally between stock options and performance units and ranges from 100 to 150% of base salary for each of the named executive officers. The Compensation Committee intends that these long-term incentive opportunities be competitive and based on actual Company performance.

  Stock Options

     The Company's stock option program is a long-term plan designed to create a direct link between executive compensation and increased stockholder value. The targeted value of annual option awards to the named executive officers is generally 50% of base salary for senior executives and 75% of base salary for the Chief Executive Officer as described above, but awards can deviate from these guidelines at the discretion of the Compensation Committee. The Company uses a Black-Scholes valuation model to establish the value of its stock option grants. The grants are currently made in the form of nonqualified stock options.

     All stock options are granted at an exercise price equal to the closing price of the Company's Common Stock on the date of grant. Stock options generally vest in one-third increments over a period of three years; however, options will immediately vest upon a change of control of the Company or upon an employee's death, disability or a recapitalization event. Options expire ten years from the date of grant.

  Performance Units

     Certain key executives are eligible to receive long-term incentive awards in the form of performance units. Performance units awarded in 2001 will be payable in cash, if earned. For units awarded in 2001, the value of the performance units is tied to the relative performance of the Company's Common Stock. The percentage of the performance units earned is based on the Company's total stockholder return (TSR) over a period beginning with the initial public offering and ending December 31, 2003 relative to both an industry comparator group (the Industry Peer Group) and the S&P Industrial Index. TSR measures cumulative stock price appreciation plus dividends. The Industry Peer Group generally is perceived to be subject to similar market conditions and investor reactions as the Company. For this reason, the Industry Peer Group is weighted at 75% while the S&P Industrial Index is weighted at 25%.

     Performance payout formulas are as follows:

      - Threshold payouts (equal to 50% of the value of the performance units) begin for TSR performance at the 40th percentile of the Industry Peer Group or the 35th percentile of the S&P Industrial Index.

      - Target payouts (equal to 100% of the value of the performance units) are based on performance at the 55th percentile of the Industry Peer Group and 50th percentile of the S&P Industrial Index.

      - Maximum payouts (equal to 200% of the value of the performance units) are based on performance at the 80th percentile of the Industry Peer Group and the 75th percentile of the S&P Industrial Index.

      - No payments will be made if TSR is negative and performance is below the 50th percentile of the Industry Peer Group. Also, the maximum payout cannot exceed 150% of the value of the performance units if TSR is negative and performance is above the 50th percentile of the Industry Peer Group.

      Performance units are issued at a price that equals the average closing price of the Company's Common Stock during the four weeks of trading immediately following the date of grant. TSR for the Company at the end of the cycle is based on the average closing price during the last four weeks of trading in the performance cycle. Units vest over, and are payable subject to the achievement of performance goals at the conclusion of, the measurement period. Upon a change of control of the Company, a recapitalization event or the executive's death, disability, retirement or termination without cause, payments by the Company will be paid in proportion to the number of vested performance units.

  OTHER PLANS

     The Company maintains a Deferred Compensation Plan pursuant to which certain executives can defer base, annual incentive and any cash-based long-term incentive compensation. The Company also maintains a defined contribution retirement plan, a defined benefit retirement plan (although the plan is being phased out) and other benefit plans for its employees. Executives participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amount that may be contributed by or paid to executives under the plans. In addition, the Company maintains one excess defined benefit retirement plan and one excess defined contribution plan that provides retirement benefits to executives whose pay exceeds legislative limits for qualified defined benefit plans.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Engelhardt's base salary is $725,000. A review of competitive market data conducted in March 2001 supports the competitiveness of this salary.

     For the nine months ended December 31, 2001, Mr. Engelhardt's maximum incentive opportunity under the Company's annual incentive compensation plan was 175% of his base salary (prorated for the nine-month period ended December 31, 2001 in recognition of the shortened fiscal year) or $951,563. The maximum incentive opportunity for the other named executive officers was 150% of their base salary (prorated for the nine-month period ended December 31, 2001 in recognition of the shortened fiscal year). Based on Company and individual performance for the nine months ended December 31, 2001, as described above, Mr. Engelhardt was awarded a bonus payout equal to 169% of his nine-month base salary, or $920,895. In addition, Mr. Engelhardt received a bonus equal to $350,000 for the successful completion of the Company's initial public offering in May, 2001.

     During the nine months ended December 31, 2001, Mr. Engelhardt also received long-term incentive awards consisting of stock options and performance units. These awards were made in accordance with the Compensation Committee's long-term incentive guidelines described above. The specific terms of such awards are outlined in this report under the captions "Long-Term Incentives," "Stock Options" and "Performance Units," and in the Proxy Statement compensation tables.

                                          MEMBERS OF THE COMPENSATION COMMITTEE:

                                          HENRY E. LENTZ
                                          BLANCHE M. TOUHILL, PhD
                                          ALAN H. WASHKOWITZ

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Company's last fiscal year, Messrs. Lentz and Washkowitz and Dr. Touhill served as members of the Compensation Committee. None of these committee members is employed by the Company. Messrs. Lentz and Washkowitz are employed by Lehman Brothers, which owns a controlling interest in the Company. During the last fiscal year, Lehman Brothers engaged in certain transactions with the Company as described under the caption "Related Party Transactions" below.

                           RELATED PARTY TRANSACTIONS
                TRANSACTIONS WITH AFFILIATES OF LEHMAN BROTHERS

     As of March 1, 2002, Lehman Brothers Merchant Banking Partners II L.P. and its affiliates (collectively, the "Lehman Brothers Merchant Banking Fund") owned 56.5% of the Company's outstanding Common Stock. Messrs. Goodspeed, Herlihy, Lentz and Washkowitz, each being one of the Company's directors, are investors in the Lehman Brothers Merchant Banking Fund and employees of Lehman Brothers.

     Lehman Brothers has been retained to serve as financial advisor in connection with the Company's efforts to develop mine-mouth electric generating facilities in Kentucky and certain other locations. During the nine months ended December 31, 2001, Lehman Brothers received $0.5 million plus reimbursement of expenses for services rendered in connection with these projects.

     Lehman Brothers served as the dealer manager in connection with the Company's tender offer for $80 million principal amount of each of the Company's senior notes and senior subordinated notes. Lehman Brothers received a fee of $0.4 million, plus reimbursement of expenses, for those services.

     Lehman Commercial Paper Inc. is a participant in the Company's senior credit facility, which was amended during the last fiscal year. Lehman Commercial Paper Inc. received $0.06 million of the $1.4 million credit facility amendment fee.

     Lehman Brothers served as the lead underwriter in connection with the initial public offering of Company Common Stock, which was completed in May 2001. Lehman Brothers received customary fees, plus reimbursement of expenses, for those services.

                          TRANSACTIONS WITH MANAGEMENT

     During the fiscal years ended March 31, 1999, 2000 and 2001, some of the Company's executive officers and 18 other employees purchased or were granted shares of Class B Common Stock under the 1998 Stock Purchase and Option Plan for Key Employees. All such Class B shares subsequently converted into Company Common Stock on a one-for-one basis at the time of the Company's initial public offering. In connection with these purchases and grants, the Company, affiliates of Lehman Brothers Holdings and the executives who received Class B Common Stock entered into stockholder agreements providing for certain rights relating to the registration of their shares in connection with certain sales of Company capital stock by affiliates of Lehman Brothers Holdings. The stockholders agreements provide the investors with the right to register and sell their unregistered stock in the event the Company conducts certain types of registered offerings.

     In conjunction with the purchases and grants of Class B Common Stock, the executive officers and employees executed term notes. The term notes related to the grants are due on May 19, 2003 and the term notes executed for purchases were due on February 1, 2006. Subsequently, the term notes executed for purchases were replaced with term notes related to the grants. All of the term notes bear interest at an applicable U.S. federal rate used by the Internal Revenue Service for loans to employees. The maturity of the promissory notes will accelerate upon the occurrence of certain events, including six months following any termination of employment or disposition of the stock.

     The following table sets forth certain information regarding the term notes for the Company's executive officers with aggregate indebtedness in excess of $60,000.

                                                               LARGEST AGGREGATE
                                                              INDEBTEDNESS DURING
                                                                  NINE-MONTH          OUTSTANDING
                                                                 PERIOD ENDED       INDEBTEDNESS AT
                                                                 DECEMBER 31,        DECEMBER 31,
NAME                                                                2001($)             2001($)
----                                                          -------------------   ---------------
Irl F. Engelhardt...........................................        675,394             675,394
Richard M. Whiting..........................................        225,123             225,123
Roger B. Walcott, Jr.  .....................................        224,358             224,358
Richard A. Navarre..........................................        189,498             189,498
Paul H. Vining..............................................        218,855                  --
Jeffery L. Klinger..........................................        133,226             133,226
Sharon D. Fiehler...........................................        133,223             133,223

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of two indices: (1) Standard & Poor's MidCap 400 Index, and (2) a peer group comprised of Arch Coal, Inc., Massey Energy Company, Consol Energy, Inc. and Westmoreland Coal Co. The graph assumes that the value of the investment in Company Common Stock and each index was $100 at May 21, 2001, the date of the Company's initial public offering. The graph also assumes that all dividends were reinvested and that investments were held through December 31, 2001.

                            CUMULATIVE TOTAL RETURN
            BASED UPON AN INITIAL INVESTMENT OF $100 ON MAY 21, 2001
                           WITH DIVIDENDS REINVESTED

-------------------------------------------------------------------------------------------------
                                                             21-MAY-01   JUN-01   SEP-01   DEC-01
-------------------------------------------------------------------------------------------------
 Peabody Energy Corporation                                    $100       $117     $86      $101
-------------------------------------------------------------------------------------------------
 S&P MidCap 400 Index                                          $100       $ 95     $79      $ 94
-------------------------------------------------------------------------------------------------
 Custom Composite Index (4 stocks)                             $100       $ 67     $50      $ 65
-------------------------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit a proposal for inclusion in next year's Proxy Statement and proxy, we must receive the proposal on or before November 29, 2002. Any proposals should be submitted in writing to: Corporate Secretary, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101.

     Under the Company's bylaws, if you wish to nominate a director or bring other business before the stockholders at the 2003 Annual Meeting without having your proposal included in next year's Proxy Statement:

     - You must notify the Corporate Secretary in writing between February 2, 2003 and February 22, 2003; and

     - Your notice must contain the specific information required by the Company's bylaws.

     You can obtain a copy of the Company's bylaws without charge by writing to the Corporate Secretary at the address shown above.

                             COSTS OF SOLICITATION

     The Company is paying the cost of preparing, printing and mailing these proxy materials. The Company has engaged Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and in performing other proxy solicitation services for a fee of $4,000 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of Georgeson. The Company will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters requiring stockholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY (WITHOUT EXHIBITS UNLESS OTHERWISE REQUESTED) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE NINE MONTHS ENDED DECEMBER 31, 2001. ANY SUCH REQUEST SHOULD BE DIRECTED TO PEABODY ENERGY CORPORATION, INVESTOR RELATIONS, 701 MARKET STREET, ST. LOUIS, MISSOURI 63101-1826.

                                          By Order of the Board of Directors,

                                          /s/ FREDRICK D. PALMER
                                          FREDRICK D. PALMER
                                          Executive Vice President --
                                          Legal and External Affairs
                                          and Secretary

                                                                       EXHIBIT A

                           PEABODY ENERGY CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

                              STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent outside auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent outside auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent outside auditors that the independent outside auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent outside auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend the firm of independent outside auditors to the board for selection.

     - The committee shall discuss with the internal auditors and the independent outside auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent outside auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent outside auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent outside auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent outside auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

     - The committee shall review with management and the independent outside auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent outside auditors under generally accepted auditing standards.

PEABODY ENERGY
CORPORATION                                                       ADMISSION CARD

                         ANNUAL MEETING OF STOCKHOLDERS
                         Friday, May 3, 2002, 10:00 A.M.
                             Ritz-Carlton Hotel 100
                            Carondelet Plaza Clayton,
                                 Missouri 63105



IF YOU PLAN TO ATTEND THE 2002 ANNUAL MEETING OF STOCKHOLDERS OF PEABODY ENERGY CORPORATION, PLEASE DETACH THIS FORM AND BRING IT WITH YOU TO THE MEETING. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of March 15, 2002, the record date for the Annual Meeting.

When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this card to one of the attendants at the registration desk.

IF YOU DO NOT BRING THIS ADMISSION CARD AND YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, YOU WILL NEED TO PRESENT A PHOTO I.D. AT THE REGISTRATION DESK. IF YOUR SHARES ARE REGISTERED IN THE NAME OF YOUR BANK OR BROKER, YOU WILL BE REQUIRED TO SUBMIT OTHER SATISFACTORY EVIDENCE OF OWNERSHIP (SUCH AS A RECENT ACCOUNT STATEMENT OR A CONFIRMATION OF BENEFICIAL OWNERSHIP FROM YOUR BROKER) AND A PHOTO I.D. BEFORE BEING ADMITTED TO THE MEETING.


STOCKHOLDER NAME:
                 ------------------------------


                                   DETACH HERE                            ZPBD12



                                      PROXY

                           PEABODY ENERGY CORPORATION

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Messrs. Irl F. Engelhardt, Richard M. Whiting and Fredrick D. Palmer, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Peabody Energy Corporation (Peabody) to be held on May 3, 2002 at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri 63105 at 10:00 A.M., and at any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

     If the undersigned is a participant in the Peabody Holding Company, Inc. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy card also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned's plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.

-----------                                                          -----------
SEE REVERSE         IMPORTANT - THIS PROXY MUST BE SIGNED AND        SEE REVERSE
   SIDE                         DATED ON THE REVERSE SIDE.              SIDE
-----------                                                          -----------

PEABODY ENERGY
CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------------------                                -----------------------------
     VOTE BY TELEPHONE                                              VOTE BY INTERNET
-----------------------------                                -----------------------------
 It's fast, convenient, and immediate!                       It's fast, convenient, and your vote is
 immediately Call Toll-Free on a Touch-Tone Phone            confirmed and posted.
 1-877-PRX-VOTE (1-877-779-8683).

 FOLLOW THESE FOUR EASY STEPS:                               FOLLOW THESE FOUR EASY STEPS:

  1. READ THE ACCOMPANYING PROXY STATEMENT AND               1. READ THE ACCOMPANYING PROXY STATEMENT
     AND PROXY CARD.                                            PROXY CARD.

  2. CALL THE TOLL-FREE NUMBER                               2. GO TO THE WEBSITE
     1-877-PRX-VOTE (1-877-779-8683).                           HTTP://WWW.EPROXYVOTE.COM/BTU

  3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON              3. ENTER YOUR VOTER CONTROL NUMBER
     LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.                YOUR PROXY CARD ABOVE YOUR NAME.

  4. FOLLOW THE RECORDED INSTRUCTIONS.                       4. FOLLOW THE INSTRUCTIONS PROVIDED.

 YOUR VOTE IS IMPORTANT!                                     YOUR VOTE IS IMPORTANT!
 Call 1-877-PRX-VOTE anytime!                                Go to HTTP://WWW.EPROXYVOTE.COM/BTU anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET





                                   DETACH HERE                            ZPBD11



[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.


A VOTE FOR EACH OF THE NOMINEES LISTED IN ITEM 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS. 1. Election of Directors.

         The undersigned hereby GRANTS authority to elect the following
          NOMINEES: (01) Roger H. Goodspeed, (02) Felix P. Herlihy and
                         (03) James R. Schlesinger, PhD

                   FOR
                 FROM ALL   [ ]     [ ]    WITHHELD ALL
                 NOMINEES                  NOMINEES


                   [ ] For all nominees except as noted above



                   MARK HERE IF YOU PLAN TO ATTEND THE MEETING               [ ]


NOTE: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your full title.



Signature:                Date:        Signature:                Date:
          ---------------      -------           ----------------      --------